Exhibit 10.2

Execution Version

REVOLVING NOTE

$35,000,000	July 31, 2025

FOR VALUE RECEIVED, APPLIED OPTOELECTRONICS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of BOKF, NA DBA BOK FINANCIAL (the “Lender”), at the offices of the Administrative Agent as set forth in the Loan Agreement (as defined below): (i) on the Termination Date or (ii) earlier as provided in the Loan Agreement, the lesser of the principal sum of THIRTY FIVE MILLION AND 0/100 DOLLARS ($35,000,000) or such lesser amount which then represents Lender’s unpaid principal amount of the Revolving Loan made or extended through Advances to the Borrower by Lender’s pursuant to Section 2.1(a) of the Loan Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid from time to time, at the rate or rates from time to time in effect under the Loan Agreement.

THIS REVOLVING NOTE (this “Revolving Note”) is executed and delivered under and pursuant to the terms of that certain Loan and Security Agreement, dated as of July 31, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, the Administrative Agent, the Lender, and the other lenders party to the Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Revolving Note and as further set forth in the Loan Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

This Revolving Note is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the other Loan Documents, is entitled to the benefits of the Loan Agreement and the other Loan Documents and is subject to all of the agreements, terms and conditions therein contained.

THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF TEXAS.

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IN WITNESS WHEREOF, the undersigned has executed this Revolving Note on the day and year first written above intending to be legally bound hereby.

APPLIED OPTOELECTRONICS, INC.

By: /s/ Stefan Murry

Name:Stefan Murry

Title: Chief Financial Officer

Signature Page to Revolving Note

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